UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

September 3, 2019

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(888) 722-7871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 3, 2019, Okta, Inc. (the “Company”) issued a press release announcing the Company’s proposed private offering of $1.0 billion aggregate principal amount of convertible senior notes due 2025 pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 5, 2019, the Company issued a press release announcing that it had priced an offering of $1.0 billion aggregate principal amount of convertible senior notes due 2025. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated September 3, 2019, issued by Okta, Inc.

99.2	Press release, dated September 5, 2019, issued by Okta, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of September 2019.

Okta, Inc.

By:	/s/ William E. Losch
Name:	William E. Losch
Title:	Chief Financial Officer